SCHEDULE 14A
                                (RULE 14A-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
            SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                               LECTEC CORPORATION
               (Name of Registrant as Specified in Its Charter)
                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to exchange Act Rule 0-11:1

(4) Proposed maximum aggregate value of transaction:
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, schedule or registration statement no.:

(3) Filing party:

(4) Date filed:

1 Set forth the amount on which the filing fee is calculated and state how it was determined.



--------------------------------------------------------------------------------


                              LECTEC CORPORATION
                            10701 RED CIRCLE DRIVE
                         MINNETONKA, MINNESOTA 55343

                  NOTICE OF REGULAR MEETING OF SHAREHOLDERS

The 1995 Regular Meeting of the Shareholders of LecTec Corporation, a Minnesota corporation (the "Company"), will be held at The Minneapolis Marriott Southwest Hotel, 5801 Opus Parkway, Minnetonka, Minnesota 55343, on Friday, November 17, 1995, at 3:00 p.m., for the following purposes:

1. To elect five directors to serve on the Board of Directors for a term of one year.


2. To ratify the appointment of Grant Thornton LLP as the Company's independent auditor for the Company's current fiscal year.


3. To transact such other business as may properly come before the meeting.

Only shareholders of record as at the close of business on Friday, September 15, 1995, the record date, are entitled to notice of and to vote at the meeting.

THE COMPANY HAS FILED AN ANNUAL REPORT ON FORM 10-K WITH THE SECURITIES AND EXCHANGE COMMISSION. SHAREHOLDERS MAY OBTAIN A COPY OF THIS REPORT WITHOUT CHARGE BY WRITING TO LECTEC CORPORATION, SHAREHOLDER RELATIONS, 10701 RED CIRCLE DRIVE, MINNETONKA, MINNESOTA 55343.

Whether or not you expect to attend the meeting in person, please complete, sign and promptly return the enclosed form of Proxy.

                              By Order of the Board of Directors


                              /s/ Erwin W. Templin
                              Erwin W. Templin II
                              Secretary

Minnetonka, Minnesota
October 19, 1995


                              LECTEC CORPORATION
                            10701 RED CIRCLE DRIVE
                         MINNETONKA, MINNESOTA 55343

                               PROXY STATEMENT

             REGULAR MEETING OF SHAREHOLDERS -- NOVEMBER 17, 1995

                INFORMATION CONCERNING SOLICITATION AND VOTING

The enclosed Proxy is solicited by the Board of Directors of LecTec Corporation (the "Company") for use at the Regular Meeting of Shareholders to be held Friday, November 17, 1995, at 3:00 p.m., local time, at The Minneapolis Marriott Southwest Hotel, 5801 Opus Parkway, Minnetonka, Minnesota 55343, or any adjournments thereof (the "Meeting"), for the purposes set forth herein and in the accompanying Notice of Regular Meeting of Shareholders. Proxies will be voted in accordance with the directions specified therein. ANY PROPERLY EXECUTED PROXY IN WHICH THE SHAREHOLDER SPECIFIES NO DIRECTION WITH RESPECT TO ANY ITEM(S) OF BUSINESS WILL BE VOTED IN FAVOR OF EACH OF THE ITEM(S) OF BUSINESS DESCRIBED IN THIS PROXY STATEMENT. ANY PROPERLY EXECUTED PROXY IN WHICH THE SHAREHOLDER ABSTAINS WITH RESPECT TO ANY ITEM(S) OF BUSINESS IS CONSIDERED TO BE A NEGATIVE VOTE ON ANY ITEM(S) OF BUSINESS TO WHICH THE SHAREHOLDER ABSTAINS. A SHAREHOLDER (INCLUDING A BROKER) WHO DOES NOT GIVE AUTHORITY TO A PROXY TO VOTE, OR WITHHOLDS AUTHORITY TO VOTE ON ANY ITEM(S) OF BUSINESS, SHALL NOT BE CONSIDERED PRESENT AND ENTITLED TO VOTE ON ANY ITEM(S) OF BUSINESS FOR WHICH AUTHORITY TO VOTE WAS WITHHELD. These Proxy solicitation materials and the annual report for the fiscal year 1995 are first being sent to Shareholders on or about October 19, 1995.

Under Minnesota law, the affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at the Meeting is necessary to approve each item of business properly presented at the meeting of stockholders. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum.

As of September 15, 1995, the record date fixed for the determination of shareholders of the Company entitled to notice of and to vote at the Meeting, there were 3,792,239 outstanding shares of Common Stock, which is the only class of capital stock of the Company. Each shareholder will be entitled to one vote per share on all matters acted upon at the Meeting.

Votes cast by proxy or in person at the Annual Meeting of Shareholders will be tabulated by the election inspectors appointed for the meeting.

Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to its use by (i) delivering to the principal office of the Company a written notice of revocation, (ii) filing with the Company a duly executed Proxy bearing a later date or (iii) attending the Meeting and voting in person.

The costs of this solicitation will be borne by the Company. Proxies may be solicited by the Company's directors, officers and regular employees, without extra compensation, by mail, telegram, telephone and personal solicitation. The Company will request brokerage houses and other nominees, custodians and fiduciaries to forward soliciting material to beneficial owners of the Company's Common Stock. The Company may reimburse brokerage firms and other persons representing beneficial owners for their expenses in forwarding solicitation materials to beneficial owners.

                            ELECTION OF DIRECTORS

GENERALLY
The Company's Amended and Restated By-laws provide that the size of the Board of Directors shall be one or more directors, with the number of directors to be determined by the shareholders from time to time prior to the election of directors. The Board of Directors may increase the number of directors at any time. At their last meeting on November 18, 1994, the shareholders elected seven directors.

THE BOARD OF DIRECTORS RECOMMEND THAT THOMAS E. BRUNELLE, PH.D., LEE M. BERLIN, ALAN C. HYMES, M.D., PAUL O. JOHNSON AND ALAN J. WILENSKY BE RE-ELECTED AS DIRECTORS, EACH TO HOLD OFFICE FOR A TERM OF ONE YEAR AND UNTIL HIS SUCCESSOR IS DULY ELECTED AND QUALIFIED. All of the nominees are members of the Board of Directors of the Company and have served in that capacity since originally elected or designated as indicated below.

The Board of Directors held five meetings during the fiscal year ended June 30, 1995. All nominees then serving as a member of the Board of Directors participated in each meeting.

VOTING INFORMATION
A shareholder submitting a Proxy may vote for all or any of the nominees for election to the Board of Directors or may withhold his or her vote from all or any of such nominees. IF A SUBMITTED PROXY IS PROPERLY SIGNED BUT UNMARKED IN RESPECT OF THE ELECTION OF DIRECTORS, IT IS INTENDED THAT THE PROXY AGENTS NAMED IN THE PROXY WILL VOTE THE SHARES REPRESENTED THEREBY FOR THE ELECTION OF ALL OF THE NOMINEES. Each of the nominees has agreed to serve the Company as a director if elected; however, should any nominee become unwilling or unable to serve if elected, the Proxy Agents named in the Proxy will exercise their voting power in favor of such other person as the Board of Directors of the Company may recommend. The Company's Articles of Incorporation prohibit cumulative voting.

NOMINEES AND DIRECTORS

NAME                         AGE   TITLE

Thomas E. Brunelle, Ph.D.    60    Chairman
                                   President, Chief Executive Officer
                                   and Director
Alan C. Hymes, M.D.          63    Director
Lee M. Berlin                73    Director
Paul O. Johnson              58    Director
Alan J. Wilensky             48    Director

There is no family relationship among the nominees.

Thomas E. Brunelle, Ph.D. is the Chairman of the Board, President and Chief Executive Officer of the Company. Dr. Brunelle joined the Company in July 1987 and assumed his current positions in June 1993. Prior to June 1993, Dr. Brunelle was a Senior Vice President of the Company responsible for the Company's production, research and development and the Therapeutic Products Program. He has been a director since 1987.

Alan C. Hymes, M.D. is a founder of the Company, has been a director since 1977 and acts as the Company's medical consultant. He has been engaged in the private practice of surgery since 1968. He is a diplomate of the American Board of Surgery and the American Board of Thoracic and Cardiovascular Surgery.

Lee M. Berlin has been a Director since 1981 and served as Chairman of the Board from 1983 through May 1993. He served as the Company's Chief Executive Officer from 1983 through January 1989. Prior to joining the Company, Mr. Berlin served in a variety of foreign and domestic marketing, product development and general management positions with Minnesota Mining & Manufacturing ("3M").

Paul O. Johnson has been a director of the Company since 1988. He was employed by H.B. Fuller Company from 1979 until December 31, 1988 when he resigned his position as Senior Vice President-Administration and Corporate Secretary. Currently, Mr. Johnson manages personal business interests.

Alan J. Wilensky became a director of the Company in 1994. He is a partner in the Washington office of the international law firm of Bryan Cave. In 1992 and 1993, he served as Acting Assistant Secretary and Deputy Assistant Secretary for Tax Policy of the United States Department of the Treasury. Prior to his government service, he was engaged in the private practice of law in Minneapolis.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
Based solely upon the review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during the fiscal year ending June 30, 1995, the Company is not aware of any delinquent, late or untimely filings of any director, officer, beneficial owner of ten percent or more of the Company's common stock or any other persons subject to Section 16(a) filing requirements.

DIRECTORS' COMPENSATION
In December 1990 the Board of Directors of the Company adopted a proposal effective January 1, 1991 to pay outside directors for their services at the rate of $1,000 per quarter and $100 per each Board or Committee meeting attended, with the chairperson of each committee receiving an additional $50 per meeting attended and to include reasonable meeting expenses. During the fiscal year ending June 30, 1995, the Company paid or accrued $5,000 for the benefit of Dr. Hymes, $5,100 for Mr. Johnson, $4,950 for Mr. Berlin and $4,700 for Mr. Wilensky.

1991 DIRECTORS' STOCK OPTION PLAN
The Company's 1991 Directors' Stock Option Plan (the "Plan") was adopted by shareholders on November 26, 1991, and has reserved 115,762 shares (when adjusted for stock dividends) for issuance pursuant to options granted under the Plan. Under the Plan, options to purchase shares of the Company's Common Stock may be granted to persons participating in the Plan at an option price equal to the fair market value of the stock on the date the option is granted. A committee consisting of three or more disinterested persons appointed by the Board of Directors (the "Committee") selects participants in the Plan from among outside directors (directors who are not employees) of the Company or its domestic and international subsidiaries. The Committee determines, in its sole discretion, upon recommendations by management, who will be granted options, or if options will be granted, from an eligibility list of all outside directors. The Committee is permitted, pursuant to the Plan, to impose such conditions on the manner of exercise and to set such terms of the options, as the Committee, in its sole discretion, may determine.


Included within the eligible group under the Plan are the current outside directors of the Company (4 persons). During the three fiscal years ending June 30, 1995, June 30, 1994 and June 30, 1993, the Company granted 7,881 shares at an average per share price of $9.20 each to Paul O. Johnson and Alan C. Hymes, M.D. During the two fiscal years ending June 30, 1995 and June 30, 1994, the Company granted 5,125 shares at an average price of $9.27 per share to Lee M. Berlin. During the fiscal year ended June 30, 1995, the Company granted 2,500 shares at an average price of $9.00 per share, to Alan
J. Wilensky. The number of options that may be granted to eligible persons in the foregoing groups in the future cannot be determined. At this time, no options have been exercised by the nominees presently serving as members of the Board of Directors.


STANDING COMMITTEES
The Board of Directors of the Company has five standing committees, each established in 1984. The Executive Committee was established to act on behalf of the Board for all matters except those designated. The Audit Committee was established to review and investigate all matters pertaining to the accounting activities of the Company and the relationship of the Company with its independent auditor. The Compensation Committee was established to determine and periodically evaluate various levels and methods of compensation for directors, officers and employees of the Company. The Finance Committee was established to provide guidance with respect to the Company's financing needs, to the review of investment policies for the Company's funds and to review the Company's insurance program. The Board Organization Committee was established to identify potential candidates for Board membership, to review the composition and size of the Board and to audit the Company's program for senior management succession. The Board Organization Committee will also review potential candidates suggested by shareholders for director membership. The Audit Committee held two meetings during the last fiscal year. The Compensation Committee held three meetings during the last fiscal year. All members of the committees attended each meeting. The Executive, Finance and Board Organization Committees did not meet during the last fiscal year. The following table shows the names of the nominees for election as directors who will be serving on each committee:


       COMMITTEE                     MEMBERS

       Executive            Thomas E. Brunelle, Ph.D.*
                                 Alan J. Wilensky

         Audit                   Paul O. Johnson*
                               Alan C. Hymes, M.D.

      Compensation                Lee M. Berlin*
                                 Paul O. Johnson
                               Alan C. Hymes, M.D.
                                 Alan J. Wilensky

        Finance                 Alan J. Wilensky*
                                 Paul O. Johnson

  Board Organization              Lee M. Berlin*
                               Alan C. Hymes, M.D.
                            Thomas E. Brunelle, Ph.D.

* Committee Chairman

                        SECURITY OWNERSHIP OF CERTAIN
                            BENEFICIAL OWNERS AND
                                  MANAGEMENT

The following table provides certain information as of September 15, 1995, as to each nominee for election as a director, all directors and officers as a group and each person known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock of the Company:


                                                    NUMBER OF SHARES    PERCENT OF SHARES
NAME                                               BENEFICIALLY OWNED   BENEFICIALLY OWNED
Lee M. Berlin                                           557,053(1)             14.2%
Alan C. Hymes, M.D.                                     432,034(2)             11.0%
Thomas E. Brunelle, Ph.D.                                36,974(3)              *
Paul O. Johnson                                          21,067(4)              *
Alan J. Wilensky                                          3,500(5)              *
All directors and executive officers as a group
  (9 individuals)                                     1,113,902(6)             28.4%

(Note: The mailing address of all beneficial owners listed above is c/o LecTec Corporation, 10701 Red Circle Drive, Minnetonka, MN 55343.)

* Less than 1%

(1) The figure includes 75,605 shares owned by Mr. Berlin's wife, 137,145 shares owned by Mr. Berlin's son (Mr. Berlin has disclaimed beneficial ownership of such shares), and options, granted to Mr. Berlin, available for exercise within 60 days to purchase 21,380 shares.

(2) The figure includes options granted to Dr. Hymes, available for exercise within 60 days, to purchase 9,599 shares.

(3) The figure includes options, granted to Dr. Brunelle, available for exercise within 60 days, to purchase 28,081 shares.

(4) The figure includes options, granted to Mr. Johnson, available for exercise within 60 days, to purchase 17,702 shares.

(5) The figure includes options, granted to Mr. Wilensky, available for exercise within 60 days, to purchase 2,500 shares.

(6) The figure includes shares and options described in the preceding footnotes and 16,489 shares owned by the Company's other officers and directors, and options, available for exercise within 60 days, to purchase 46,785 shares granted to the Company's other officers and directors.

                     REPORT OF THE COMPENSATION COMMITTEE
                          ON EXECUTIVE COMPENSATION

The Compensation Committee (the "Committee") of the Board of Directors is responsible for establishing compensation policy and administering the compensation programs for the Company's executive officers. The Committee is comprised of four independent outside directors. The Committee meets as may be necessary to review executive compensation policies, the design of compensation programs and individual salaries and awards for the executive officers. The purpose of this report is to inform shareholders of the Company's compensation policies for executive officers and the rationale for the compensation paid to executive officers.

COMPENSATION PHILOSOPHY
The Company's compensation program is designed to motivate and reward executives responsible for attaining the financial and strategic objectives essential to the Company's long-term success and continued growth in shareholder value. The compensation program has been designed to provide a competitive level of total compensation and offers incentive and equity ownership opportunities directly linked to the Company's performance and shareholder return. The Committee believes it is in the best interests of the shareholders to reward executives when the Company's performance objectives are achieved and to provide significantly less compensation when these objectives are not met. Therefore, a significant portion of executive compensation is comprised of "at risk" performance and stock-based incentives.

Key objectives of the compensation program are to:

     * Provide a strong, direct link between the Company's financial and strategic goals and executive compensation.

     * Motivate executives to achieve corporate operating goals through an emphasis on performance-based compensation.

     * Align the interests of executives with those of the Company's shareholders by providing a significant portion of compensation in Company Common Stock.

     * Provide competitive total compensation in order to attract and retain high caliber key executives critical to the long-term success of the Company.

EXECUTIVE OFFICER COMPENSATION PROGRAM
The key components of the Company's executive officer compensation program are base salary, annual incentives and long-term incentives. These elements are described below. During fiscal year 1995, specific and objective criteria were utilized to determine each element of an executive's compensation package.

BASE SALARY. The Committee annually reviews the base salaries of executive officers. In determining appropriate salary levels, the Committee considers individual performance, level of responsibility, scope and complexity of the position, internal equity and salary levels for comparable positions at peer industry companies. During the fiscal years ending June 30, 1995, 1994 and 1993, the executive officers named in the "Summary Compensation Table" have received nominal base salary increases. This reflects the Company's philosophy of shifting more of executive compensation to the "at risk" performance and stock-based incentives.

ANNUAL INCENTIVE AWARDS. The purpose of the Company's annual incentive program is to provide a direct financial incentive in the form of an annual cash bonus to executive officers and key managers who achieve corporate operating goals established under the Company's annual operating plan.

Executive officers are eligible for target awards under an annual incentive program ranging from 10% to 60% of base salary. The size of the target award is determined by the executive officer's position and competitive data for similar positions at peer industry companies. The Company will set aggressive earnings per share performance goals and, in keeping with the strong performance-based philosophy, the resulting awards will decrease or increase substantially if actual Company performance fails to meet or exceed targeted levels.

For the fiscal year 1995, the minimum earnings per share performance goals under the annual incentive program were not achieved. Consequently, no cash bonus payments were made under the annual incentive program.

Awards received under the aforementioned program will be offset against bonus awards granted under the "Profit Sharing Bonus Plan" described under the section entitled "Executive Compensation and Other Information."

LONG-TERM INCENTIVE PLANS. Long-term incentives are provided to executive officers through the Company's stock option program.

The Company's stock option program provides compensation that directly links the interest of management and shareholders, and aids in retaining key executive officers. Executive officers are eligible for annual grants of stock options. Guideline levels of options are prepared based on competitive data from peer industry companies. Individual awards are based on the individual's responsibilities and performance, ability to impact financial performance and future potential. All individual stock options are reviewed and approved by the Committee. Executive officers receive gains from stock options only to the extent that the fair market value of the stock has increased since the date of option grant.

CHIEF EXECUTIVE OFFICER COMPENSATION
Dr. Brunelle's base salary during the fiscal year was $105,000. The base salary of the Chief Executive Officer is established by the Compensation Committee in generally the same way as the base salary is determined for other executive officers.

Dr. Brunelle's bonus in fiscal 1995 consisted of a $699 payment under the "Profit Sharing Bonus Plan". A bonus payment under the annual incentive program described above was not granted during fiscal 1995 due to the Company not achieving the minimum performance goals established by the Committee.

In fiscal 1995, Dr. Brunelle received options to purchase up to 15,000 shares of the Company's common stock at an average exercise price of $9.75 per share.

CONCLUSION
The executive officer compensation program administered by the Committee provides incentive to attain strong financial performance and an alignment with shareholder interests. The Committee believes that the Company's compensation program focuses the efforts of the Company's executive officers on the continued achievement of growth and profitability for the benefit of the Company's shareholders.

                              COMPENSATION COMMITTEE

                              Lee M. Berlin, Chairman
                              Alan C. Hymes, M.D.
                              Paul O. Johnson
                              Alan J. Wilensky

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION
The following table shows the cash and non-cash compensation for the fiscal years ending June 30, 1995, 1994 and 1993, awarded to or earned by Thomas E. Brunelle, Ph.D., the Chairman of the Board and the Company's President and Chief Executive Officer, and to each other executive officer of the Company whose total cash compensation exceeded $100,000 during fiscal 1995 (collectively, the "Named Executives").

                          SUMMARY COMPENSATION TABLE


                                                                        LONG-TERM
                                                                       COMPENSATION
                                            ANNUAL COMPENSATION           AWARDS
                             FISCAL YEAR                                SECURITIES
                                ENDED                                   UNDERLYING           ALL OTHER
NAME AND POSITION              JUNE 30,       SALARY      BONUS          OPTIONS          COMPENSATION(1)
Thomas E. Brunelle, Ph.D.        1995        $105,000    $  699           15,000              $5,276
 Chairman                        1994         100,000     2,398           37,626               5,169
 President                       1993          99,000     1,604            5,513               7,470
 Chief Executive Officer
George B. Ingebrand(2)           1995          95,000       699                0               4,786
 Vice Chairman                   1994          95,000     2,398                0               4,917
                                 1993          95,000     1,604            5,513               7,170

(1) Reflects Profit Sharing Pension Plan and Trust contributions for Dr. Brunelle of $2,638, $2,585 and $4,980 in fiscal years 1995, 1994 and 1993, respectively, and for Mr. Ingebrand of $2,393, $2,459 and $4,780 in fiscal years 1995, 1994 and 1993, respectively. Also includes, matching contributions under the Company's 401(k) and Profit Sharing Plan for Dr. Brunelle of $2,638, $2,584, and $2,490 in fiscal years 1995, 1994 and 1993, respectively, and for Mr. Ingebrand of $2,393, $2,458 and $2,390 in fiscal years 1995, 1994 and 1993, respectively.

(2) Mr. Ingebrand retired from the Company on June 30, 1995, relinquishing the executive officer position of Vice Chairman.

OPTION GRANTS IN LAST FISCAL YEAR
The following table contains information concerning the grant of stock options under the Company's 1989 Stock Plan to the Named Executives of the Company identified on the preceding table during the fiscal year ended June 30, 1995.

                                              INDIVIDUAL GRANTS
                                                                                         POTENTIAL
                                                                                         REALIZABLE
                                             PERCENT                                      VALUE AT
                                            OF TOTAL                                      ASSUMED
                              NUMBER OF      OPTIONS                                  ANNUAL RATES OF
                             SECURITIES    GRANTED TO    EXERCISE                       STOCK PRICE
                             UNDERLYING     EMPLOYEES      PRICE                        APPRECIATION
                               OPTIONS      IN FISCAL       PER      EXPIRATION       FOR OPTION TERM
NAME                           GRANTED        YEAR         SHARE        DATE          5%          10%
Thomas E. Brunelle, Ph.D.      15,000(1)      14.02%       $9.75       7-22-04      $91,980     $233,100
George B. Ingebrand                 0          0   %         N/A         N/A           0            0


(1) This option becomes exercisable in four equal installments on July 22, 1995, 1996, 1997 and 1998.

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END
  OPTION VALUES
The following table sets forth information with respect to the Named Executives, concerning the exercise of options during the fiscal year ended June 30, 1995 and unexercised options held as of June 30, 1995.

                                                              NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                SHARES                       UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS
                               ACQUIRED        VALUE        OPTIONS AT JUNE 30, 1995          AS OF JUNE 30, 1995(1)
NAME                          ON EXERCISE     REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
Thomas E. Brunelle, Ph.D.          0             0           28,081          47,422         $149,330        $125,355
George B. Ingebrand                0             0           18,674           4,203          121,922          13,139


(1) The value of in-the-money options on June 30, 1995 equals the market value of underlying unexercised options less the option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option price.

1989 STOCK OPTION PLAN
The Company's 1989 Stock Option Plan (the "Plan") was adopted by the shareholders on November 26, 1990. A total of 557,287 shares (when adjusted for stock dividends) of Common Stock were reserved for issuance under the Plan. At June 30, 1995, options granted to 59 persons pursuant to the Plan to purchase 437,292 shares in the aggregate were outstanding. The outstanding options have expiration dates between September 7, 1999 and April 24, 2005.

Under the Plan, options to purchase shares of the Company's Common Stock may be granted to persons participating in the Plan at an option price equal to the fair market value of the stock on the date the option is granted. A committee consisting of three or more disinterested persons appointed by the Board of Directors (the "Committee"), select participants in the Plan from among salaried employees (including directors who are also employees) of the Company or its domestic and international subsidiaries. The Committee determines, in its sole discretion, upon recommendations by management, who will be granted options, or if options will be granted, from an eligibility list of all full time employees. The Committee is permitted, pursuant to the Plan, to impose such conditions on the manner of exercise and to set such terms of the options, as the Committee, in its sole discretion, may determine.

During the past three fiscal years, options for 58,139 and 5,513 shares at an average per share price of $9.09 and $9.07 were granted individually to Dr. Brunelle and Mr. Ingebrand, respectively; options for 132,647 shares at an average price of $9.11 per share were granted to all executive officers as a group; and options for 333,196 shares at an average per share price of $9.21 were granted to all employees as a group. During the last three fiscal years, realized net value of securities (market value less exercise price) pursuant to the exercise of options granted under the Option Plan, in the amount of $0 was realized by all executive officers as a group (4 persons), and $397,679 was realized by all employees as a group.


PROFIT SHARING BONUS PLAN
In June 1986, the Company's Board of Directors adopted a Profit Sharing Bonus Plan (the "Bonus Plan") pursuant to which all the Company's full-time employees who have completed two calendar quarters of employment are able to participate in a quarterly bonus pool equal to up to 9% of the Company's pretax income, reduced by certain amounts. An aggregate of $107,130 was expensed under the Bonus Plan for the three fiscal years ended June 30, 1995 for all employees as a group, including $4,701 allocated to Dr. Brunelle, $4,701 to Mr. Ingebrand and $16,594 to all executive officers as a group (4 persons). The amounts accrued for the fiscal year ended June 30, 1995 under the plan are $18,534 for all employees as a group, including $699 for the benefit of Dr. Brunelle, $699 for Mr. Ingebrand, and $2,796 for all executive officers as a group (4 persons).


PROFIT SHARING PENSION PLAN AND TRUST
In 1984, the Company entered into an indenture creating its Profit Sharing Pension Plan and Trust ("Trust"). The Trust is funded through discretionary employer contributions. All employees who have completed at least one year of full-time employment are eligible to participate. An employee becomes vested in the Company contribution in 20% annual increments beginning at the completion of two years of service. Full vesting occurs upon retirement, death, or disability of the employee. The Company contributed an aggregate of $183,211 to the Trust for the three fiscal years ended June 30, 1995 for all employees as a group, including $10,204 for the benefit of Dr. Brunelle, $9,633 for Mr. Ingebrand and $30,515 for all executive officers as a group (4 persons).

LECTEC CORPORATION 401(K) AND PROFIT SHARING PLAN
Effective July 1, 1989, the Company adopted the LecTec 401(k) Plan ("401(k) Plan"). All full time employees who have at least one year of continuous service are eligible to participate in the 401(k) Plan. Any participating employee may contribute as much as 12% of his or her direct compensation by payroll deduction. The Company matches 50% of voluntary employee contributions to the Plan not to exceed 50% of a maximum of 5% of a participant's direct compensation. Contributions may be invested, at the employee's option, in the following fourteen investment options: Guaranteed interest account, stock account, money market account, bond account, stock index account, LecTec Corporation common stock, government securities account, bond emphasis balanced account, stock emphasis balanced account, growth stock account, value stock account, small company stock account, international stock account and real estate account.

Employee contributions and earnings thereon are maintained in separate accounts for each employee. An employee is always 100% vested in his or her contributions and becomes vested in the Company contribution in 20 percent annual increments beginning at the completion of two years of service. Full vesting occurs upon retirement, death, or disability of the employee. Generally, an employee may not withdraw any portion of the Company contribution prior to retirement, termination of employment, death or disability. However, an employee who can show evidence of hardship may withdraw all or a part of his or her contribution at any time.

During the three fiscal years ending June 30, 1995, the Company contributed to the employees, under the 401(k) Plan, an aggregate of $104,562 for all employees as a group, including $7,712 for the benefit of Dr. Brunelle, $7,242 for Mr. Ingebrand and $20,781 for all executive officers as a group (4 persons.)

NON-DIRECTOR, EXECUTIVE OFFICERS OF THE REGISTRANT

NAME                    AGE                          TITLE
Erwin W. Templin II     42    Executive Vice President, Chief Financial Officer,
                              Secretary and Treasurer
Robert T. Leick         54    Vice President, Sales and Marketing
David A. Montecalvo     30    Vice President, Operations


Erwin W. Templin II is Executive Vice President, Chief Financial Officer, Secretary and Treasurer of the Company. Mr. Templin is also Chairman of the Board of Natus Corporation, a 51% owned subsidiary of LecTec. Mr. Templin joined the Company in July, 1993 as a Vice President of the Company and has served as a director from 1990 to 1995. From 1991 to 1993, he was Senior Vice President and Chief Financial Officer of Aviation Services Holdings, Inc., a privately held general aviation investment company. From 1988 to 1990, Mr. Templin was Senior Vice President and Chief Financial Officer of Van Dusen Airport Services Company. Prior to 1988, he served in various financial management positions with H.B. Fuller Company and Jostens, Inc.

Robert T. Leick is Vice President, Sales and Marketing. Mr. Leick joined the Company in 1992 as the Director of Sales and Marketing, Therapeutic Products. In July 1993, Mr. Leick was promoted to Vice President, Sales and Marketing. Prior to joining LecTec, Mr. Leick held various sales and marketing positions during a 23-year career with Bristol-Myers Squibb Company in the Mead Johnson and Company Division and the Mead Johnson Nutritional Group.

David A. Montecalvo is Vice President, Operations. Mr. Montecalvo joined the Company in 1986 and held the position of Director, Corporate Science and Technology prior to July, 1995, when he was promoted to Vice President, Operations.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION
  DECISIONS
The Compensation Committee (the "Committee") consists of four non-employee directors. Directors Berlin, Johnson, Hymes and Wilensky each served on the Committee for the entire fiscal year ended June 30, 1995.

Dr. Brunelle, Chairman of the Board, Chief Executive Officer and President of the Company, participated in portions of the meetings of the Committee, at the invitation of the Committee, and made various proposals to the Committee at its request. In addition, at the Committee's direction, Dr. Brunelle has set the cash compensation of certain other executives, subject to review and approval by the Committee.

Mr. Berlin was formerly an officer of the Company, having served as both Chairman of the Board and Chief Executive Officer of the Company. There were no other Compensation Committee "interlocks" within the meaning of the SEC rules.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
All current transactions between the Company and its officers, directors, principal shareholders or affiliates are and all future transactions between the Company and such affiliated parties will be on terms no less favorable to the Company than could have been obtained in arm's-length transactions with unaffiliated third parties, as determined by a majority of the disinterested members of the Company's Board of Directors. All future transactions with and loans to affiliated parties will be approved by a majority of the disinterested members of the Company's Board of Directors. In addition, the Company will make or guarantee loans to officers, directors, principal shareholders or other affiliates only for bona fide business purposes.

During 1993 and 1994, Alan J. Wilensky, while a partner in the Washington office of Akin, Gump, Strauss, Hauer & Feld, served as the outside corporate counsel to the Company.

                     SHAREHOLDER RETURN PERFORMANCE GRAPH

The graph and table below compare the cumulative total shareholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return on the S & P 500 Index and the S & P Medical Products and Supplies Index over the same period. The graph and table assume the investment of $100 in each of the Company's Common Stock, the S & P 500 Index and the S & P Medical Products and Supplies Index on June 30, 1990 and that all dividends (cash and stock) were reinvested.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                                    [GRAPH]

                       6/30/90     6/30/91     6/30/92     6/30/93     6/30/94     6/30/95
LecTec Corporation       100         200         194         235         227         313
S&P 500                  100         107         122         138         140         177
S&P Med. P&S             100         133         152         124         120         184



                   RATIFICATION OF APPOINTMENTS OF AUDITOR

The Board of Directors has appointed Grant Thornton LLP as the Company's independent auditor for the fiscal year which began July 1, 1995. A proposal to ratify that appointment will be presented at the Meeting. Grant Thornton LLP has served as the Company's auditor since June 1987. Representatives of Grant Thornton LLP are expected to be present at the Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP. If the appointment is not ratified by the shareholders, the Board of Directors is not obligated to appoint another auditor, but the Board of Directors will give consideration to an unfavorable vote.



                                OTHER BUSINESS

The Company knows of no other matters to be acted upon at the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.

                    PROPOSALS FOR THE NEXT REGULAR MEETING

Any proposal by a shareholder to be presented at the 1996 Regular Meeting of Shareholders must be received at the Company's principal executive offices at 10701 Red Circle Drive, Minnetonka, Minnesota 55343, not later than June 12, 1996.

By Order of the Board of Directors


/s/ Erwin W. Templin
Erwin W. Templin II
Secretary

Dated: October 19, 1995


--------------------------------------------------------------------------------

                              LECTEC CORPORATION
                            10701 RED CIRCLE DRIVE
                             MINNETONKA, MN 55343
             REGULAR MEETING OF SHAREHOLDERS -- NOVEMBER 17, 1995
               THIS PROXY IS SOLICITED ON BEHALF OF MANAGEMENT

The undersigned hereby appoint(s) Thomas E. Brunelle, Ph.D. and Erwin W. Templin II, or either of them, each with the power of substitution, as proxies and agents ("Proxy Agents"), in the name of the undersigned, to represent and to vote as designated below all of the shares of Common Stock of LecTec Corporation (the "Company") held of record by the undersigned on September 15, 1995, at the Regular Meeting of Shareholders to be held on Friday, November 17, 1995, at 3:00 p.m., and any adjournment(s) thereof, the undersigned herewith ratifying all that the said Proxy Agents may so do. The undersigned further acknowledges receipt of the Notice of Regular Meeting and the Proxy Statement in support of Management's solicitation of proxies dated October 19, 1995.

1. ELECTION OF DIRECTORS.

[ ] FOR all nominees listed below
    (except as marked to the contrary)

[ ] WITHHOLD authority
    to vote for all nominees listed below

    (TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE
                 THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

             LEE M. BERLIN  ALAN C. HYMES, M.D.  PAUL O. JOHNSON
                 ALAN J. WILENSKY  THOMAS E. BRUNELLE, Ph.D.


 2. PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP as the Company's independent auditor for the Company's current fiscal year.
                   [ ] FOR     [ ] AGAINST     [ ] ABSTAIN
                          (continued on other side)


                         (continued from other side)

  3. In their discretion, the Proxy Agents are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED TO THE COMPANY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                                                Dated: ___________________, 1995
                                                ________________________________
                                                                     (Signature)
                                                ________________________________
                                                                     (Signature)
                                                PLEASE DATE AND SIGN  exactly as
                                                name(s)   appears   hereon   and
                                                return     promptly    in    the
                                                accompanying     postage    paid
                                                envelope.  If shares are held by
                                                joint  tenants  or as  community
                                                property,    both   shareholders
                                                should sign.